Exhibit 99.1

ImClone Systems
Incorporated
180 Varick Street
New York, NY 10014
Tel: (212) 645-1405
Fax: (212) 645-2054
www.imclone.com

ImClone Systems Incorporated
Investors:	Media:
Andrea F. Rabney	David M. F. Pitts
(646) 638-5058	(646) 638-5058
Stefania Bethlen
(646) 638-5058

For Immediate Release

IMCLONE SYSTEMS PROMOTES MICHAEL P. BAILEY TO SENIOR VICE PRESIDENT, COMMERCIAL OPERATIONS

Ronald A. Martell, Senior Vice President, Commercial Operations, to Leave the Company

New York, NY — August 2, 2006 — ImClone Systems Incorporated (NASDAQ: IMCL) announced today that Michael P. Bailey, Vice President, Marketing, has been promoted to Senior Vice President, Commercial Operations.  In this role, Mr. Bailey will oversee the Company’s commercial operations, which are principally responsible for the Company’s efforts in the marketing and sale of ERBITUX®.  Mr. Bailey joined ImClone Systems in 1999 and has served as Vice President, Marketing, since 2003.  Mr. Bailey replaces Ronald A. Martell, Senior Vice President, Commercial Operations, who has decided to leave the Company to pursue other interests in the industry.

Before joining ImClone Systems in 1999, Mr. Bailey served as a Group Product Manager at Genentech Inc., where he was responsible for the company’s efforts in the development of its cardiovascular product portfolio.  Prior to Genentech, Mr. Bailey served in a variety of marketing, sales and strategic planning positions at SmithKline Beecham (now GlaxoSmithKline).  Mr. Bailey received his B.S. degree with honors from Saint Lawrence University and his M.B.A. degree with honors from the University of Notre Dame Graduate School of Business.

“Michael has been an integral part of the commercial success of ERBITUX, most recently in its launch in head and neck cancer, and is a natural fit to head our commercial operations,” stated Joseph L. Fischer, Interim Chief Executive Officer of ImClone Systems. “We thank Ron for his years of service to the Company and many contributions in building our strong commercial operations group and wish him well in his future endeavors.”

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers.  The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors.  ImClone Systems’ strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market.  ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the company’s ability to control or predict.  Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.  For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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